Exhibit 10.2
AMENDMENT NO. 2
TO THE
CASH PROVISIONING AGREEMENT
     This Amendment No. 2 (“Amendment No. 2”) is entered into, by and among Genpass Technologies, LLC, a wholly owned subsidiary of U.S. Bank National Association, doing business as (“Elan”), TRM ATM Corporation (“ATM Owner” and “ATM Manager”), and Pendum, Inc. (“Carrier”) to amend the Cash Provisioning Agreement, effective August 28, 2007, as amended (the “Agreement”) among ATM Owner, ATM Manager, Carrier and Elan; which may be referred to individually a “Party” or collectively as “Parties. This Amendment No. 2 shall become effective as of the date that Elan signs below (“Effective Date”) and supersedes any previous and like amendment(s), including Amendment No. 1, with the parties.
     Whereas, the Agreement provides that it may be amended from time to time by a written instrument signed by the parties; and
     Whereas, all of the parties wish to amend Agreement to the Agreement as hereinafter set forth herein.
     Now, therefore, in consideration of the promises, the mutual covenants set forth in the Agreement, Agreement and this Amendment No. 2, and other good and valuable consideration, the sufficiency and adequacy of which is acknowledged, the Parties agree to amend Agreement as follows:
1. Capitalized terms used in this Amendment No. 2 and not otherwise defined in this Amendment No. 2 are used with the same respective meanings attributed thereto in the Agreement and Agreement.
2. Section II.D., Termination Rights, is hereby deleted in its entirety and replaced with the following language:
Upon an adverse change in the financial condition of the ATM Manager or ATM Owner, as determined by Elan in its sole discretion reasonably applied, Elan may terminate this bailment upon ninety (90) days written notice to ATM Manager, and take such action necessary to recover the Currency from the ATMs. Upon theft of the Currency, bankruptcy or insolvency, fraud, failure by ATM Manager to perform as stated above, action or inaction by ATM Manager or ATM Owner which exposes the Currency to an increase risk for loss, or upon the occurrence of a Force Majeure event as specified in Section E of the Agreement which exposes the Currency to increased risk of loss, Elan may immediately terminate this bailment, and take such action necessary to recover the Currency from the ATMs. ATM Manager and ATM Owner shall vigorously oppose any attempts made by a creditor of ATM Manager or ATM Owner to levy the Currency placed in the ATMs by Elan or its Carrier.
3. The following language is hereby added after the last sentence of Section III.B of the Agreement:
     ATM Manager and ATM Owner agree that Elan shall be the sole and exclusive source of cash for the ATMs listed on Exhibit D until this Agreement is terminated.
4. Section IV.A, Term, of the Agreement is hereby deleted in its entirety and replaced with the following language:
A.	Term. The term of this Agreement shall be for a (5) years, commencing on the date of the signature of the last Party to sign the Agreement (“Effective Date”). Thereafter, this Agreement shall automatically renew for additional periods of one (1) year (each a “Renewal Term”). unless any Party gives the other Parties written notice of its intent to terminate at least sixty (60) days prior to the end of the initial five year term or any Renewal Term. Provided, however, that this Agreement shall immediately terminate, without penalty to any Party, upon the termination of the bailment pursuant to Section II.D.
5. The following language is hereby added as Section IV.B.1(c) of the Agreement:
(c)	Upon an adverse change in the financial condition of the ATM Manager or ATM Owner, as determined by Elan in its sole discretion reasonably applied, Elan may terminate this Agreement upon ninety (90) days prior written notice.
6. Section IV.B.3 of the Agreement is hereby deleted in its entirety and replaced with the following language:
Upon termination of this Agreement, ATM Manager shall immediately pay all sums due and owing to Elan, including without limitation, all Currency in the ATMs, which Currency shall be returned to Elan pursuant to Section X.F. In the event Elan directs Carrier to remove the Currency from the ATMs and the ATM Manager or ATM Owner is unwilling or unable to pay the service fees to Carrier for the removal of the Currency, Elan will pay the service fees to the Carrier for such removal of Currency from the ATMs.
7. The following language shall be added as Article VIII, Security Interest, of the Agreement and the remaining provisions shall be renumbered sequentially starting with Article IX.
VIII. SECURITY INTEREST.
Security Interest. In order to secure ATM contractual obligations to Elan hereunder, including all indemnity obligations with respect to the Currency placed in an ATM, ATM Manager grants to Elan a continuing subordinated lien and security interest in the ATMs, subject to the security interest of Lampe Conway & Co. LLC, Notemachine Limited,

Doug Falcone and any third party providing the direct financing of any ATM equipment, all funds and other proceeds due ATM Manager with respect to any of the ATMs, including settlement charges due from any users of an ATM, and all proceeds of the foregoing. ATM Manager shall also execute and deliver at ATM Manager’s expense such financing statements and other documents as Elan may require in order to perfect the foregoing security interests.
8. The following language is hereby added as new Section IX.I of the Agreement:
I.	The ATM Manager and ATM Owner will make every reasonable effort to ensure that the cash remains the Bank’s property.
1.	Neither the customer nor a third party has any possessory or ownership interest in the cash for purposes of 11 U.S.C. §362.

2.	It is expressly understood that no other financial institution may utilize the Elan’s cash to satisfy its own requirements.
9. The following language is hereby added as new Section XII.L.3(e) of the Agreement:
(e)	ATM Manager and ATM Owner shall provide to Elan no later than sixty (60) days after the end of each quarter and ninety (90) days after the end of a fiscal year, quarterly reviewed or annual audited financial statements, as the case may be, which shall at a minimum include a(n) 1) income statement, 2) cash flow statement and 3) balance sheet. ATM Manager and ATM Owner must also provide on an annual basis its annual report or Form 10-K filed with the Securities and Exchange Commission; and all documentation supporting employee bonds and insurance policies of Company.
10. Section XII.U, Corporate Trust Account; Letter of Credit, is hereby deleted in its entirety and replaced with the following language:
U.	Security Account. The Parties agree that ATM Manager shall maintain a positive demand account balance with Elan/U.S. Bank, or in the alternative, or at ATM Manger’s option, a “Letter of Credit” in favor of Elan/U.S. Bank, in an amount not less than eight hundred thousand U.S. Dollars ($800,000.00) (either option to be referred to as the “Security Account”). Such Security Account, in a form ultimately agreed upon by the Parties upon the Effective Date of this Agreement, shall be maintained by Elan/U.S. Bank, and shall continue to be maintained by Elan/U.S. Bank, so long as the Agreement remains in effect. Elan may draw from this Security Account should any of the following occur: 1) An event of default under Section IV.B.1(a) or (b); or 2) In order to obtain payment of any fees, charges, or other obligations of ATM Manager that have not been paid as agreed pursuant to this Agreement. Elan shall have the right to setoff against the Security Account any obligations for payment of fees, charges, or other obligations ATM Manager may have to Elan at any time during the term of the Agreement and for so long thereafter as the Security Account remains open. Elan will notify ATM Manager prior to initiating activity on the Security Account. The Security Account shall remain open and funded by ATM Manager in accordance with the requirements of this section for a period of ninety (90) days after termination of this Agreement.
11. The following language is hereby added as new Section V, Signage, to Article XII of the Agreement:
V.	Signage. Elan or Carrier, as agent for Elan, may post signage on the vaults of the ATMs indicating ownership of the Currency.
12. In the event of a conflict between the Agreement and this Amendment No. 2, this Amendment No. 2 controls.
13. Except to the extent that the Agreement is expressly or implicitly modified by this Amendment No. 2, all terms and conditions of the Agreement remain in full force and effect.
     In witness whereof, the Parties hereto have, by their duly authorized representatives, executed this Amendment No. 2.

ELAN FINANCIAL SERVICES (“Elan”)			ATM OWNER NAME (“ATM Owner”)

By:	/s/ Stephen Gauger		By:	/s/ Richard Stern
	Print:	Stephen Gauger		Print:	Richard Stern
	Title:	Vice President, Authorized Signer		Title:	President & CEO
	Date:	October 31, 2008		Date:	September 19, 2008

ATM MANAGER NAME (“ATM Manager”)			CARRIER NAME (“Carrier”)

By:	/s/ Richard Stern		By:	/s/ Laura S. Gleason
	Print:	Richard Stern		Print:	Laura S. Gleason
	Title:	President & CEO		Title:	National Sales Director
	Date:	September 19, 2008		Date:	September 28, 2008